UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2011

THE FIRST BANCORP, INC.
(Exact name of Registrant as specified in charter)

MAINE
(State or other jurisdiction of incorporation)

0-26589	01-0404322
(Commission file number)	(IRS employer identification no.)

Main Street, Damariscotta, Maine	04853
(Address of principal executive offices)	(Zip Code)

(207) 563-3195
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is
intended to simultaneously satisfy the filing obligations
of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

TABLE OF CONTENTS

Item 5.07 Submission of Matters to a Vote of Security Holders	Page 1
Signatures	Page 2
Exhibit Index	Page 3

Section 5 – Corporate Governance and Management

Item 5.07  Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Shareholders of The First Bancorp, Inc., the one-bank holding company of The First, N.A., was held at Point Lookout, 67 Atlantic Highway, Northport, Maine 04849, on Wednesday, April 27, 2011, at 11:00 a.m. Eastern Daylight Time, for the following purposes:

1.	To elect as Directors of the Company the nominees listed in the Proxy Statement dated March 21, 2011.
2.	To approve (on a non-binding basis) the compensation of the Company’s executives.
3.	To ratify the Audit Committee’s selection of Berry, Dunn, McNeil & Parker as independent auditors of the Company for 2011.
4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

At the Annual Meeting, there were present in person or by proxy 8,803,267 shares of the Company’s common stock, representing 90.02% of the total outstanding eligible votes. The final voting results for each proposal are as follows:

1. To elect to one-year terms as Directors of the Company the nominees listed in the Company’s Proxy Statement dated March 21, 2011.

	For	Against	Abstain	Broker Non-Vote
Katherine M. Boyd	6,690,906	9,212	51,757	2,051,392
Daniel R. Daigneault	6,689,778	5,618	56,479	2,051,392
Robert B. Gregory	6,688,910	5,965	57,000	2,051,392
Tony C. McKim	6,603,741	19,425	128,709	2,051,392
Carl S. Poole	6,673,430	10,348	68,097	2,051,392
Mark N. Rosborough	6,693,763	9,363	48,749	2,051,392
Stuart G. Smith	6,692,856	7,052	51,967	2,051,392
David B. Soule	6,230,930	59,473	461,472	2,051,392
Bruce B. Tindal	6,694,220	5,898	51,757	2,051,392

2. To approve (on a non-binding basis) the compensation of the Company’s executives.

For	Against	Abstain	Broker Non-Vote
6,377,328	197,000	177,547	2,051,392

3.  To ratify the Audit Committee’s selection of Berry, Dunn, McNeil & Parker as independent auditors of the Company for 2011.

For	Against	Abstain
8,714,008	10,628	78,631

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST BANCORP, INC.

By: /s/ F. STEPHEN WARD
F. Stephen Ward
Executive Vice President &
Chief Financial Officer

Dated: April 28, 2011